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CUSIP No. 71920Q 10 0


                                                                       Exhibit I
                                    AGREEMENT

         Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of the shares of Common Stock of Phone.com, Inc.

         EXECUTED as a sealed instrument this 10th day of February, 2000.

                                          MATRIX PARTNERS V, L.P.

                                          By:  Matrix IV Management Co., L.P.
                                               General Partner



                                          MATRIX IV ENTREPRENEURS FUND, L.P.

                                          By:  Matrix IV Management Co., L.P.
                                               General Partner



                                               By:    /s/ Andrew W. Verhalen
                                                   -------------------------
                                                   Andrew W. Verhalen
                                                   General Partner



                                          MATRIX IV MANAGEMENT CO., L.P.



                                               By:    /s/ Andrew W. Verhalen
                                                   -------------------------
                                                   Andrew W. Verhalen
                                                   General Partner




                                                   /s/ Andrew W. Verhalen
                                                   -------------------------
                                                   Andrew W. Verhalen